                                                                    EXHIBIT 23.1

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS


Butterfield & Butterfield Auctioneers Corporation
San Francisco, California

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form SB-2 of our report dated February 18, 1999, except for Note 1 which is as of March 31, 1999, relating to the consolidated financial statements of Butterfield & Butterfield Auctioneers Corporation and subsidiary which are contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                       BDO SEIDMAN, LLP

San Francisco, California
April 2, 1999